Exhibit 23.1

September 29, 2005

U.S.  Securities and Exchange Commission Division of Corporate Finance

450 Fifth Street, N.W.

Washington, D.C.  20549

                         CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference on Form SB-2 of Probe Manufacturing, Inc. of our audit report dated May 25, 2005 for the year ended December 31, 2004, and to our review reports for the three-month period ended March 31, 2005 dated June 28, 2005 and for the six-month period ended June 30, 2005 dated June 28, 2005 and to all references to our firm included in this Registration Statement.

/s/Jaspers + Hall, PC

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Jaspers + Hall, PC

Denver, Colorado

September 29, 2005